As filed with the Securities and Exchange Commission on July 21, 2006
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Vector Group Ltd.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	65-0949535 (I.R.S. employer identification number)
100 S.E. Second Street
Miami, Florida 33131
(305) 579-8000
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

J. Bryant Kirkland III
Vice President and Chief Financial Officer
Vector Group Ltd.
100 S.E. Second Street
Miami, Florida 33131
(305) 579-8000
(Name, address, including zip code, and telephone
number, including area code, of agent for service)
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price Per	Aggregate Offering	Amount of
to be Registered	Registered(1)	Share(2)	Price(1)	Registration Fee
Common Stock, par value $0.10 per share	916,697	$15.88	$14,557,148	$1,558

(1)	This registration statement relates to the resale by the selling stockholders named herein of the shares of the common stock listed above.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended, based on the average of the high and low sales prices per share for Vector Group Ltd. common stock as reported on the New York Stock Exchange consolidated reporting system on July 18, 2006.
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

[The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.]

PROSPECTUS	SUBJECT TO COMPLETION DATED July 21, 2006
Vector Group Ltd.
Common Stock

     This prospectus relates to 916,697 shares of common stock of Vector Group Ltd. that may be offered for sale from time to time by certain of our current stockholders.
     The selling stockholders will receive all of the proceeds from the sale of shares under this prospectus; we will not receive any proceeds from those sales.
     After registration, the selling stockholders may sell the shares of common stock at various times and in various types of transactions, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. The shares of common stock may be sold at the market price at the time of such sale, at prices relating to the market price over a period of time or at prices negotiated with the buyers of the shares. See “Plan of Distribution.”
     Our common stock is listed on the New York Stock Exchange under the symbol “VGR.” On July ___, 2006, the closing price of our common stock on the New York Stock Exchange was $  per share.
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION, NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
THE DATE OF THIS PROSPECTUS IS JULY ____, 2006.

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf process, the selling stockholders may from time to time sell the shares of Vector Group Ltd. common stock described in this prospectus.
     You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and the selling stockholders have not, authorized anyone to provide you with information different from that contained in this prospectus. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where it is lawful to do so. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common stock. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained or incorporated by reference in this prospectus or any accompanying prospectus supplement is correct as of any time subsequent to the date of such information.
RISK FACTORS
     Investing in our securities involves risk. Please see the risk factors under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as amended, and Quarterly Report on Form 10-Q on file with the SEC, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.
WHERE YOU CAN FIND MORE INFORMATION
     We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and file reports, proxy statements and other information with the SEC. You can read and copy all of this information at the Public Reference Room maintained by the SEC at its principal office at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site that contains reports, proxy statements and other information regarding issuers, like us, that file such material electronically with the SEC. The address of this web site is: http://www.sec.gov. You also can inspect such reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Our common stock is listed on the New York Stock Exchange.
     We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement. We have omitted parts of the registration statement as permitted by the rules and regulations of the SEC. Statements contained in or incorporated by reference into this prospectus as to the contents of any contract or other document are not necessarily complete. You should refer to a copy of each contract or document filed as an exhibit to the registration statement or incorporated by reference into this prospectus for complete information. Copies of the registration statement, including exhibits and information incorporated by reference into this prospectus, may be inspected without charge at the SEC’s Public Reference Room or website.

INCORPORATED DOCUMENTS
     The SEC allows us to “incorporate by reference” into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated is considered part of this prospectus, except for any information that is superseded by information that is included in this document or in a later filed document.
     This prospectus incorporates by reference the documents listed below and any filings made by us with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 between the date of this prospectus and the termination of this offering. Any report, document or portion thereof that is furnished to, but not filed with, the SEC is not incorporated by reference.
•	Our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2005, filed with the SEC on March 17, 2006;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, filed with the SEC on

May 10, 2006;

•	Our Current Reports on Form 8-K, filed with the SEC on January 3, 2006, January 27, 2006, February 6, 2006, March 6, 2006, April 3, 2006, June 8, 2006, June 27, 2006, June 30, 2006, July 13, 2006 and July 17, 2006. (On June 27, 2006, we filed with the SEC a Current Report on Form 8-K, which contained revised items 6, 7 and 8 of our amended Annual Report on Form 10-K, where appropriate, to reflect the retrospective application of a new accounting standard that we were required to adopt as of January 1, 2006. All of the preceding references in this paragraph to our amended Annual Report on Form 10-K are intended to refer to such amended Form 10-K, as so revised by the Form 8-K. Please see the Form 8-K for a detailed discussion of the policy change); and

•	The description of our common stock set forth in our prospectus dated June 3, 2005 filed on Form 424B3 on June 3, 2005.
     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superceded for purposes of this prospectus to the extent that a statement contained herein or in any other document subsequently filed which is also incorporated by reference herein modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified, to constitute a part of this prospectus.
     You can obtain any of the documents incorporated by reference in this prospectus from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in the document. You can obtain documents incorporated by reference by requesting them from us, either orally or in writing. Requests for such documents should be directed to:
Vector Group Ltd.
Attention: Investor Relations
100 S.E. Second Street
32nd Floor
Miami, Florida 33131
(305) 579-8000

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION
     In addition to historical information, this prospectus contains “forward-looking statements” within the meaning of the federal securities law. Forward-looking statements include information relating to our intent, belief or current expectations, primarily with respect to, but not limited to:
•	economic outlook;

•	capital expenditures;

•	cost reduction;

•	new legislation;

•	cash flows;

•	operating performance;

•	litigation;

•	impairment charges and cost savings associated with restructurings of our tobacco operations; and

•	related industry developments (including trends affecting our business, financial condition and results of operations).
     We identify forward-looking statements in this prospectus by using words or phrases such as “anticipate”, “believe”, “estimate”, “expect”, “intend”, “may be”, “objective”, “plan”, “seek”, “predict”, “project”, and “will be” and similar words or phrases in the negatives.
     The forward-looking information involves important risks and uncertainties that could cause our actual results, performance or achievements to differ materially from our anticipated results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, without limitation, the following:
•	general economic and market conditions and any changes therein, due to acts of war and terrorism or otherwise;

•	governmental regulation and policies;

•	effects of industry competition;

•	impact of business combinations, including acquisitions and divestitures, both internally for us and externally in the tobacco industry;

•	impact of restructurings on our tobacco business and our ability to achieve any increases in profitability estimated to occur as a result of these restructurings;

•	impact of new legislation on our competitors’ payment obligations, results of operations and product costs, i.e., the impact of recent federal legislation eliminating the federal tobacco quota system;

•	uncertainty related to litigation and potential additional payment obligations for us under the Master Settlement Agreement and other settlement agreements with the states; and

•	risks inherent in our new product development initiatives.
     Further information on risks and uncertainties specific to our business include the risk factors discussed in “Risk Factors” and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference into this prospectus.
     Although we believe the expectations reflected in these forward-looking statements are based on reasonable assumptions, there is a risk that these expectations will not be attained and that any deviations will be material. The forward-looking statements speak only as of the date they are made.

VECTOR GROUP LTD.
     IN THIS PROSPECTUS, REFERENCES TO VECTOR GROUP LTD., “WE” AND “US” REFER TO VECTOR GROUP LTD. AND, WHERE APPLICABLE, ITS SUBSIDIARIES ON A CONSOLIDATED BASIS.
     We are a holding company for a number of businesses. We are engaged principally in:
•	the manufacture and sale of cigarettes in the United States through our subsidiary Liggett Group LLC;

•	the development and marketing of the low nicotine and nicotine-free QUEST cigarette products and the development of reduced risk cigarette products through our subsidiary Vector Tobacco Inc.; and

•	the real estate business through our subsidiary, New Valley LLC, which is seeking to acquire additional operating companies and real estate properties. New Valley owns 50% of Douglas Elliman Realty, LLC, which operates the largest residential brokerage company in the New York metropolitan area.
     Our principal executive offices are located at 100 S.E. Second Street, Miami, Florida 33131, and the telephone number is (305) 579-8000.
SELLING STOCKHOLDERS
     The following table sets forth certain information about the beneficial ownership of the selling stockholders. The tabular information below assumes that all of the shares listed below will be offered and sold by the selling stockholders to unaffiliated third parties. However, because the selling stockholders may offer all or a portion of the shares covered by this prospectus at any time and from time to time hereafter, the exact number of shares that the selling stockholders may hold after completion of the offering cannot be determined at this time. Information concerning the selling stockholders may change from time to time and, to the extent required, will be set forth in supplements or amendments to this prospectus or in information incorporated by reference into this prospectus.

	SHARES OF COMMON STOCK			SHARES OF COMMON STOCK
	BENEFICIALLY OWNED		NUMBER OF	BENEFICIALLY OWNED
	BEFORE OFFERING		SHARES	AFTER OFFERING
			BEING
SELLING STOCKHOLDERS	NUMBER	PERCENT(1)	OFFERED	NUMBER	PERCENT(1)
Dr. Phillip Frost	3,464,299	6.4%	654,784	2,809,515	5.2%
Carl C. Icahn	11,043,892	20.4%	261,913	10,781,979	19.9%

(1)	Calculated based on Rule 13(d)-3(d)(1) of the Exchange Act using the 54,141,534 shares of common stock outstanding as of July 20, 2006.
     Dr. Phillip Frost. The shares shown in the table above as owned by Dr. Frost represent shares held by Frost Gamma Investments Trust, a trust organized under Florida law. Dr. Frost is the sole trustee of Frost Gamma Investments Trust. As the sole trustee, Dr. Frost may be deemed the beneficial owner of all shares owned by the trust, by virtue of his power to vote or direct the vote of such shares or to dispose or direct the disposition of such shares owned by the trust.
     Carl C. Icahn. The shares shown in the table above as owned by Mr. Icahn represent shares owned by High River Limited Partnership, Hopper Investments, LLC, Barberry Corp., including the 261,913 shares offered hereby,

Tortoise Corp., Arnos Corp., Unicorn Associates Corporation, ACF Industries Holding Corp., Highcrest Investors Corp., Buffalo Investors Corp., Starfire Holding Corporation, Little Meadow Corp., Reindeer Holding LLC and Reindeer Subsidiary LLC (collectively, the “Icahn Entities”). Barberry is the sole member of Hopper Investments LLC, which is the general partner of High River Limited Partnership. Starfire Holding Corporation owns 100% of Buffalo Investors Corp., which owns 99.34% of Highcrest Investors Corp., which owns 100% of ACF Industries Holding Corp., which owns 100% of the voting stock of Unicorn Associates Corporation, which owns 100% of Arnos Corp., which owns 100% of Tortoise Corp., which owns 100% of Reindeer Holding LLC, which owns 100% of Reindeer Subsidiary LLC. Each of Barberry Corp., Starfire Holding Corporation and Little Meadow Corp. are 100% owned by Mr. Icahn. Mr. Icahn, by virtue of his relationship to the Icahn Entities, may be deemed to indirectly beneficially own the shares held by the Icahn Entities.
     In June 2006, Frost Gamma Investments Trust, an investment entity affiliated with Dr. Frost, and Barberry Corp., an investment entity affiliated with Carl C. Icahn, converted $50 million and $20 million principal amount, respectively, of our 6.25% Convertible Subordinated Notes due July 15, 2008 (the “Notes”) into 2,345,216 and 938,087 shares, respectively, of our common stock in accordance with the terms of the Notes. In connection with the conversion of the Notes, we issued an additional 654,784 and 261,913 shares, respectively, of our common stock to these holders and paid these holders $1,241,500 and $524,306, respectively, of accrued interest. The additional shares and accrued interest were issued and paid as an inducement to these holders to convert the Notes. This registration statement is being filed to register the additional shares issued.
     From June 2001 to June 2006, various of the Icahn Entities owned $20 million principal amount of the Notes. These Icahn Entities received interest payments on the Notes of $1,250,000 per year.
PLAN OF DISTRIBUTION
     As used below, “selling stockholders” includes the individuals listed in the table above and donees, pledgees, transferees or other successors in interest selling shares received from a selling stockholder (including the named selling stockholders) after the date of this prospectus. Selling stockholders from time to time may sell the shares being offered hereby on the New York Stock Exchange, in the over-the-counter market, in privately negotiated transactions or otherwise. The shares may be sold by the selling stockholders by one or more of the following methods, without limitation:
•	block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

•	an exchange distribution in accordance with the rules of such exchange;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers;

•	privately negotiated transactions;

•	short sales;

•	through the writing of options on the shares;

•	in one or more underwritten offerings on a firm commitment or best efforts basis; and

•	a combination of any such methods of sale.

     The shares may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. Such transactions may or may not involve brokers or dealers. The selling stockholders may effect such transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders or the purchasers of shares for whom such broker-dealers act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share, and to the extent such broker-dealer is unable to do so, acting as agent for a selling stockholder, such broker-dealer may purchase, as principal, any unsold shares at the stipulated price. Broker-dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions on the New York Stock Exchange at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.
     From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the shares owned by them. The pledgees, secured parties or persons to whom such securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling stockholders. The number of a selling stockholder’s shares offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for such selling stockholder’s shares will otherwise remain unchanged. In addition, a selling stockholder may, from time to time, sell short Vector Group Ltd. common stock, and in such instances, this prospectus may be delivered in connection with such short sales and the shares offered under this prospectus may be used to cover such short sales.
     A selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of Vector Group Ltd. common stock in the course of hedging the positions they assume with such selling stockholder, including, without limitation, in connection with distributions of the common stock by such broker-dealers. A selling stockholder may enter into option or other transactions with broker-dealers. A selling stockholder may enter into option or other transactions with broker-dealers that involve the delivery of the shares offered hereby to the broker-dealers, who may then resell or otherwise transfer such shares. A selling stockholder may also loan or pledge the shares offered hereby to a broker-dealer, and the broker-dealer may sell the shares offered hereby so loaned or upon a default may sell or otherwise transfer the pledged shares offered hereby.
     The selling stockholders and any broker-dealers or agents that act in connection with the sale of shares might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts and commissions under the Securities Act. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.
     Costs, expenses and fees to be incurred by the selling stockholders in connection with the sale of the shares offered hereby, including all brokerage commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholders. We will pay the fees and expenses relating to the registration with the SEC of the sale of the shares by the selling stockholders.
USE OF PROCEEDS
     All shares of common stock sold pursuant to this prospectus will be sold by the selling stockholders, and Vector Group Ltd. will not receive any of the proceeds from such sales.
LEGAL OPINIONS
     The validity of the shares of common stock described in this prospectus will be passed upon for us by Marc N. Bell, General Counsel of Vector Group Ltd.

EXPERTS
     The financial statements incorporated in this prospectus by reference to Vector Group Ltd.’s Current Report on Form 8-K dated June 27, 2006 and the financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Vector Group Ltd. for the year ended December 31, 2005 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent certified public accounting firm, given on the authority of said firm in auditing and accounting.
     The financial statements for Douglas Elliman LLC incorporated in this prospectus by reference to the Vector Group Ltd. Annual Report on Form 10-K/A Amendment No.1 for the year ended December 31, 2005 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm in auditing and accounting.
     The financial statements for Koa Investors, LLC incorporated in this prospectus by reference to the Vector Group Ltd. Annual Report on Form 10-K/A Amendment No.1 for the year ended December 31, 2005 have been so incorporated in reliance on the report of Weiser LLP, an independent registered public accounting firm, given on the authority of said firm in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
     The aggregate estimated (other than the registration fee) expenses to be paid by us in connection with this offering are as follows:

Securities and Exchange Commission registration fee	$1,558
Accounting fees and expenses	15,000
Legal fees and expenses	10,000
Miscellaneous	8,442

Total	$35,000

Item 15. Indemnification of Directors and Officers
     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s Board of Directors to grant, indemnification to officers and directors in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article VI of our By-Laws provides for indemnification of our directors and officers to the maximum extent permitted by law.
     Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of a director of a corporation to the corporation or to any of its stockholders for monetary damages for a breach of his fiduciary duty as a director, except in the case where the director (i) breaches his duty of loyalty, (ii) fails to act in good faith, engages in intentional misconduct or knowingly violates a law, (iii) authorizes the payment of a dividend or approves a stock repurchase in violation of the Delaware General Corporation Law or (iv) obtains an improper personal benefit. Article Eighth of our Amended and Restated Certificate of Incorporation includes a provision which eliminates directors’ personal liability to the full extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended.
Item 16. Exhibits
The following exhibits are filed herewith or incorporated by reference herein:

Exhibit Number	Exhibit Title

3.1	Amended and Restated Certificate of Incorporation of Vector (incorporated by reference to Exhibit 3.1 in Vector’s Form 10-Q for the quarter ended September 30, 1999).
3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Vector (incorporated by reference to Exhibit 3.1 in Vector’s Form 8-K dated May 24, 2000).
3.3	By-Laws of Vector (incorporated by reference to Exhibit 4.1 in Vector’s Form 8-K dated January 1, 2006).
5	Opinion of Marc N. Bell, General Counsel.
23.1	Consent of PricewaterhouseCoopers LLP, independent registered certified public accounting firm.
23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.
23.3	Consent of Weiser LLP, independent registered public accounting firm.
23.4	Consent of Marc N. Bell, General Counsel (included in Exhibit 5).
24	Power of Attorney (included on signature page).

Item 17. Undertakings
     The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933,
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement,
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     provided, however, that:
     (a) paragraphs (a) and (b) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and
     (b) paragraphs (a), (b) and (c) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (c) Provided further, however, that paragraphs (a) and (b) do not apply if the registration statement is for an offering of asset backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for purposes of determining any liability under the Securities Act:
          (i) If the registrant is relying on Rule 430B:
     (a) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

     (b) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Miami, Florida, on the 21st day of July, 2006.

VECTOR GROUP LTD.
By:	/s/ J. Bryant Kirkland III
J. Bryant Kirkland III
Vice President, Treasurer and Chief Financial Officer

     Each person whose signature appears below hereby authorizes Richard J. Lampen, Marc N. Bell and J. Bryant Kirkland III and each of them individually (the “Agent”), with full power of substitution and resubstitution, to file one or more amendments (including post-effective amendments) to the registration statement which amendments may make such changes in the registration statement as such Agent deems appropriate and each such person hereby appoints each such Agent as attorney-in-fact to execute in the name and on behalf of each such person, individually and in each capacity stated below, any such amendments to the registration statement.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on July 21, 2006.

/s/ Howard M. Lorber Howard M. Lorber	President and Chief Executive Officer (Principal Executive Officer)

/s/ J. Bryant Kirkland III J. Bryant Kirkland III	Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Henry C. Beinstein Henry C. Beinstein	Director

/s/ Ronald J. Bernstein Ronald J. Bernstein	Director

/s/ Robert J. Eide Robert J. Eide	Director

/s/ Bennett S. LeBow Bennett S. LeBow	Director

/s/ Jeffrey S. Podell Jeffrey S. Podell	Director

/s/ Jean E. Sharpe Jean E. Sharpe	Director